UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 12, 2020, the Board of Directors (the “Board”) of Endologix, Inc. (the “Company”) appointed Jane Kiernan to serve on the Board as a Class I director. Consistent with the other Class I directors, Ms. Kiernan will serve as a member of the Board until the Company’s 2020 annual meeting of stockholders. Ms. Kiernan has been appointed to the Audit Committee and the Nominating, Governance and Compliance Committee.
Ms. Kiernan currently serves on the board of directors of Axonics Modulation Technologies. She is a co-founder of K2 Biotechnology Ventures, an investment firm engaged in developing and commercializing portfolios of university and medical center innovations in partnership with venture capital, healthcare corporations and philanthropic healthcare foundation partners. She previously served on the board of directors of American Medical Systems from 2006 to 2011, when it was acquired by Endo Pharmaceuticals. In 2010, Ms. Kiernan became Chief Executive Officer and President of Salter Labs, a privately held medical device company which produces respiratory and anesthesia single-use, disposable products. From 2001 to 2010, she held executive and general management positions with Baxter Healthcare Corporation and prior to 2001, she served in corporate and line management roles in finance, strategy, marketing, and operations with both Baxter Corporation and Allegiance Healthcare Corporation. As a community leader, recently, Ms. Kiernan served on the board of directors for Ryan Banks Academy, which will be the first urban boarding school in Chicago, and she served as Committee Chair and on the board of directors of the American Red Cross of Greater Chicago. In addition, she previously served as President of the Healthcare Businesswomen’s Association (HBA), Chicago Chapter. Ms. Kiernan holds a B.S. in business from Southern Methodist University.
Compensation of Director
In connection with Ms. Kiernan’s appointment to the Board, she will receive a grant of 103,847 restricted stock units, which will vest as to 25% of the underlying shares of common stock on each anniversary of the grant date such that all of the shares will vest on the fourth anniversary of the grant date. Vesting will be contingent upon Ms. Kiernan’s continuous service to the Company. In addition to the onboarding grant, Ms. Kiernan will be compensated for her service on the Board and its Committees in accordance with the Company’s standard compensation policy for non-employee directors.
Agreements with Director
There are no arrangements or understandings between Ms. Kiernan and any other persons pursuant to which she was elected to serve on the Board. There are no relationships involving Ms. Kiernan that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Kiernan has entered into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Press Release Announcing Appointment of Director

On March 17, 2020, the Company issued a press release announcing the appointment of Ms. Kiernan to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1

The press release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Approval of 2020 Short Term Incentive Plan

On March 11, 2020 the Compensation Committee (the “Committee”) of the Board approved the adoption of an annual corporate bonus program that will be utilized to calculate the cash bonuses that may become payable to our named executive officers and other senior management personnel with respect to fiscal year 2020 (the “2020 Short Term Incentive Plan”).

The 2020 Short Term Incentive Plan is designed to align plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program. The 2020 Short Term Incentive Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company performance objectives for fiscal year 2020.

Target Cash Bonus Amount

The target cash bonus amount for each participating named executive officer is set as a percentage of the named executive officer’s base salary as determined by the Committee. The 2020 base salary, target bonus percentage and resulting target cash bonus amount for each participating named executive officer is set forth in the table below:

Name	2020 Base Salary	Target Bonus Percentage	Target Cash Bonus
John Onopchenko	$659,200	100%	$659,200
Vaseem Mahboob	$448,050	55%	$246,428
Matthew Thompson M.D.	$461,100	45%	$207,495
Jeremy Hayden	$399,769	45%	$179,896

Performance Objectives

Cash bonuses may be earned under the 2020 Short Term Incentive Plan based on the achievement by the Company of pre-established “Company Performance Objectives”, and by plan participants based on their individual achievement of pre-determined “Management by Objectives” (MBOs). The percentage of the target cash bonus for each participating named executive officer that is subject to the Company Performance Objectives and the MBOs is set forth in the table below:

Name	Company Performance Objectives % of Total Cash Bonus	MBOs % of Total Cash Bonus
John Onopchenko	100%	0%
Vaseem Mahboob	70%	30%
Matthew Thompson M.D.	70%	30%
Jeremy Hayden	70%	30%

Company Performance Objectives

The Company Performance Objectives relate to both financial and non-financial performance metrics. The Company Performance Objectives reflect a combination of pre-established and objectively determinable performance targets that the Committee views as critical to our long-term success. The percentage of the target cash bonus that relates to the Company Performance Objectives is set forth in the table below:

Company Performance Objectives	% of Company Performance Objective
Financial Performance Objectives
Revenue	20%
Cash Management	15%
Non-Financial Performance Objectives
Clinical Development	25%
Quality and Compliance	15%
Regulatory, Operations and Research and Development	15%
Employee Engagement and Culture	10%
Total	100%

Company Financial Performance Objectives

The portion of the cash bonus opportunity that relates to the Company financial performance objectives may be earned based on the Company’s actual global revenue and cash flow from operations for fiscal year 2020 relative to the target amounts established by the Committee. For the Company financial performance objectives, Company achievement at the “threshold” amount will generally result in payment at 70% of target, Company achievement at the “target” amount will generally result in payment at 100% of target, and Company achievement at the “maximum” amount will generally result in payment at 125% of target.

The Committee will determine the actual Company performance based on the audited financial statements for fiscal year 2020. In addition, the final bonus amount to be paid with respect to the Company financial performance objectives (if any) may be increased (but not decreased) based on the Company’s separate achievement of certain additional financial performance objectives, which relate to achieving revenue stability and/or minimum revenue amounts for key products, achieving global revenue targets, and managing cash used in operations.

Company Non-Financial Performance Objectives

The portion of the cash bonus opportunity that relates to the Company non-financial performance objectives generally requires the Company to (i) complete enrollment in certain clinical studies, (ii) achieve specified quality, training, system integration and compliance metrics, (iii) complete regulatory submissions and obtain regulatory clearance for certain products under development, and (iv) achieve specified employee management, training and attrition goals, each within specified time periods.   For the non-financial performance objectives, the timing of completion of the objectives during 2020 will impact the bonus payment for which a participant is eligible (i.e., participants may achieve payments above target amounts for completion prior to anticipated dates).

Enterprise Risk Management Multiplier

Once the total cash bonus amount has been calculated based on the foregoing, the amount may be further adjusted (increased or decreased) based on the Company’s achievement of specified objectives related to enterprise risk management effectiveness.

MBOs

With respect to the participating named executive officers, 30% of their cash bonus opportunity under the 2020 Short Term Incentive Plan will be based on their individual achievement relative to pre-established MBOs. These MBOs will be specific to each plan participant and will generally be designed to support the achievement of the Company Performance Objectives. While a targeted performance level will be established for each MBO, actual achievement may be above or below the targeted amount. The final determination of payments pursuant to the MBOs will be made by the Chief Executive Officer with final approval of the Committee.

Approval of 2020 Special Success Incentive Plan

On March 12, 2020 the Board, upon recommendation of the Committee, approved the adoption of a one-time special cash incentive program that will be utilized to calculate an additional cash bonus that may become payable to each of the Company’s employees, including its named executive officers, that do not participate in the Company’s sales compensation program (the “2020 Special Success Incentive Plan”). The primary purpose of adopting the 2020 Special Success Incentive Plan is to further encourage the retention of key employees whose efforts are critical to the future growth and success of the Company.

The 2020 Special Success Incentive Plan is designed to align plan participants with the Company’s achievement of four significant milestones in 2020, including obtaining key Alto regulatory clearances, Nellix pre-market approval milestones, and pre-established Company and product revenue goals (the “2020 Success Metrics”). Each of the four milestones comprising the 2020 Success Metrics is weighted equally, such that achievement of a milestone will result in a payment equal to 25% of the target bonus opportunity. If a 2020 Success Metric is not achieved, the corresponding portion of the target cash bonus will be cancelled.

Because the 2020 Success Metrics correlate, to a significant extent, with certain milestones required to be achieved pursuant to the Company’s restructured agreements with certain affiliates of Deerfield Management Company, L.P. (collectively, “Deerfield”), achievement of the 2020 Success Metrics would also result in conversion of material portions of the Company’s indebtedness to Deerfield, as well as extension of the Company’s repayment deadlines under its agreements with Deerfield.

The 2020 Special Success Incentive Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of the 2020 Success Metrics, as well as to provide an additional tool to encourage the retention of key employees. Implementation of this plan is subject to certain conditions precedent, including receipt of required third-party consents and achievement of certain Company revenue goals.

Target Cash Bonus Amount

The target cash bonus amount for each of the named executive officers (other than the Chief Executive Officer) is an amount equal to the named executive officer’s target cash bonus amount under the 2020 Short Term Incentive Plan. For the Chief Executive Officer, the target cash bonus will be an amount equal to 130% of his base salary.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2020, in connection with the appointment of Ms. Kiernan, the Board amended the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”) to increase the authorized number of directors on the Board from six to seven, and to fix the number of directors at seven.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment of the Amended and Restated Bylaws of Endologix Inc., a copy of which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of the Amended and Restated Bylaws of Endologix, Inc.
99.1	Press Release issued by Endologix, Inc. on March 17, 2020 regarding the appointment of Jane Kiernan to the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: March 17, 2020	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer